Exhibit 99.1
FOR IMMEDIATE RELEASE
October 27, 2022
For further information contact:
Craig L. Montanaro, President and Chief Executive Officer, or
Keith Suchodolski, Senior Executive Vice President and Chief Financial Officer
Kearny Financial Corp.
(973) 244-4500
KEARNY FINANCIAL CORP. ANNOUNCES FIRST QUARTER FISCAL 2023 RESULTS
AND DECLARATION OF CASH DIVIDEND
Fairfield, N.J., October 27, 2022 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), reported net income for the quarter ended September 30, 2022 of $16.5 million, or $0.25 per diluted share, compared to $11.4 million, or $0.17 per diluted share, for the quarter ended June 30, 2022.
The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.11 per share, payable on November 23, 2022 to stockholders of record as of November 9, 2022.
Craig L. Montanaro, President and Chief Executive Officer, commented, “Despite pressure on net interest margin, attributable to the rapidly rising interest rate environment, we delivered impressive results for the quarter. Growth in loans and deposits remained strong, expenses were well controlled and asset quality metrics notably improved. Over the past two quarters, our loan portfolio has grown at a 26% annualized rate, driven by strong origination volume and slowing prepayment activity. Looking ahead to the remainder of fiscal 2023, we expect loan growth to moderate, as we have right-sized our loan pipeline and are focusing our origination efforts on those loan segments which provide the greatest risk-adjusted returns.”
Mr. Montanaro further noted, “In recognition of the risks presented by the prevailing economic and interest rate environment we continue to position our balance sheet to support net interest income, and margin, in a variety of interest rate scenarios. To that end we have, since the start of this fiscal year, added $600 million of derivative notional and made targeted adjustments to our wholesale balance sheet designed to reduce risk and support future earnings.”
Balance Sheet
•Total assets increased $169.7 million, or 2.2%, to $7.89 billion at September 30, 2022, from $7.72 billion at June 30, 2022.
•Loans receivable increased $238.5 million, or 4.4%, to $5.66 billion at September 30, 2022, from $5.42 billion at June 30, 2022.
•Deposits increased $246.0 million, or 4.2%, to $6.11 billion at September 30, 2022, from $5.86 billion at June 30, 2022. Non-interest-bearing deposits increased $29.5 million, or 4.5%, for the quarter ended September 30, 2022.
•Investment securities decreased $83.3 million to $1.38 billion, or 17.5% of total assets, at September 30, 2022, from $1.46 billion, or 18.9% of total assets, at June 30, 2022.
•Borrowings decreased $49.9 million to $851.5 million, or 10.8% of total assets, at September 30, 2022, from $901.3 million, or 11.7% of total assets, at June 30, 2022.
Earnings
Performance Highlights
•Return on average assets was 0.85% for the quarter ended September 30, 2022 compared to 0.61% for the quarter ended June 30, 2022.
•Return on average equity was 7.38% and 4.92% for the quarters ended September 30, 2022 and June 30, 2022, respectively. Return on average tangible equity was 9.70% and 6.40% for those same comparative periods.

Net Interest Income and Net Interest Margin
•Net interest margin contracted 23 basis points to 2.69% for the quarter ended September 30, 2022, from 2.92% for the quarter ended June 30, 2022. The decrease was due largely to an increase in the cost of interest-bearing liabilities, partially offset by increases in the average balance and yield on interest-earning assets.
•Net interest income decreased $2.1 million to $48.5 million for the quarter ended September 30, 2022, from $50.6 million for the quarter ended June 30, 2022. Included in net interest income for the quarters ended September 30, 2022 and June 30, 2022, respectively, was purchase accounting accretion of $1.8 million and $1.6 million, and loan prepayment penalty income of $441,000 and $869,000.
Non-Interest Income
•Non-interest income increased $3.1 million to $5.9 million for the quarter ended September 30, 2022, from $2.8 million for the quarter ended June 30, 2022. The increase was largely attributable to higher income from bank owned life insurance that resulted from $2.1 million in payouts on life insurance policies.
•Non-interest income included no gain or loss on the sale of securities for the quarter ended September 30, 2022 compared to a loss of $563,000 on the sale of securities for the quarter ended June 30, 2022.
Non-Interest Expense
•Non-interest expense decreased $1.6 million to $32.0 million for the quarter ended September 30, 2022, from $33.6 million for the quarter ended June 30, 2022. The decrease was primarily attributable to $1.0 million of non-recurring expenses recorded in the prior quarter.
•The provision for credit losses on unfunded commitments, included in other expense, decreased $387,000 for the quarter ended September 30, 2022.
•The efficiency and non-interest expense ratios were 58.75% and 1.65%, respectively, for the quarter ended September 30, 2022, as compared to 62.93% and 1.79%, respectively, for the quarter ended June 30, 2022.
Income Taxes
•Income tax expense totaled $5.3 million for the quarter ended September 30, 2022 compared to $4.2 million for the quarter ended June 30, 2022, resulting in an effective tax rate of 24.1% and 27.0%, respectively. The decrease in the effective tax rate primarily resulted from the payouts on life insurance policies, noted above, which were not taxable.
Asset Quality
•The balance of non-performing assets decreased $14.8 million to $77.4 million, or 0.98% of total assets, at September 30, 2022, from $92.2 million, or 1.19% of total assets, at June 30, 2022. The decrease in non-performing assets was primarily attributable to the sale of two non-accrual loans that were recorded as held-for-sale at June 30, 2022.
•Net charge-offs totaled $115,000, or 0.01% of average loans, on an annualized basis, for the quarter ended September 30, 2022, compared to $1.0 million, or 0.08% of average loans, on an annualized basis, for the quarter ended June 30, 2022.
•For the quarter ended September 30, 2022, the Company recorded a provision for credit losses of $670,000, compared to $4.2 million for the quarter ended June 30, 2022. The provision for the quarter ended September 30, 2022 was largely driven by loan growth of $238.5 million, partially offset by a reduction in the expected life of the loan portfolio.
•The allowance for credit losses was $47.6 million, or 0.84% of total loans, at September 30, 2022, compared to $47.1 million, or 0.87% of total loans, at June 30, 2022.
Capital
•For the quarter ended September 30, 2022, book value per share decreased $0.14, or 1.1%, to $12.88 and tangible book value per share decreased $0.17, or 1.7%, to $9.73.
•On August 1, 2022, the Company announced the authorization of a new stock repurchase plan, which authorized the repurchase of up to 4,000,000 shares. During the quarter ended September 30, 2022, the Company repurchased 759,806 shares of common stock at a cost of $8.7 million, or $11.44 per share.
•At September 30, 2022, the Company’s tangible equity to tangible assets ratio equaled 8.61% and the regulatory capital ratios of both the Company and the Bank were in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
In addition, the COVID-19 pandemic has had, and may continue to have, an adverse impact on the Company, its clients and the communities it serves. Given its dynamic nature, it is difficult to predict the full impact of the COVID-19 pandemic on our business.
Category: Earnings

Linked-Quarter Comparative Financial Analysis
Kearny Financial Corp.
Consolidated Balance Sheets

(Dollars and Shares in Thousands, Except Per Share Data)	September 30, 2022	June 30, 2022	Variance or Change	Variance or Change Pct.
	(Unaudited)	(Audited)
Assets
Cash and cash equivalents	$96,076	$101,615	$(5,539)	-5.5%
Securities available for sale	1,263,176	1,344,093	(80,917)	-6.0%
Securities held to maturity	115,943	118,291	(2,348)	-2.0%
Loans held-for-sale	12,936	28,874	(15,938)	-55.2%
Loans receivable	5,656,370	5,417,845	238,525	4.4%
Less: allowance for credit losses on loans	(47,613)	(47,058)	555	1.2%
Net loans receivable	5,608,757	5,370,787	237,970	4.4%
Premises and equipment	52,642	53,281	(639)	-1.2%
Federal Home Loan Bank stock	44,957	47,144	(2,187)	-4.6%
Accrued interest receivable	23,817	20,466	3,351	16.4%
Goodwill	210,895	210,895	—	—%
Core deposit intangible	2,876	3,020	(144)	-4.8%
Bank owned life insurance	289,690	289,177	513	0.2%
Deferred income taxes, net	54,278	49,350	4,928	10.0%
Other real estate owned	178	178	—	—%
Other assets	113,369	82,712	30,657	37.1%
Total assets	$7,889,590	$7,719,883	$169,707	2.2%

Liabilities
Deposits:
Non-interest-bearing	$683,406	$653,899	$29,507	4.5%
Interest-bearing	5,424,872	5,208,357	216,515	4.2%
Total deposits	6,108,278	5,862,256	246,022	4.2%
Borrowings	851,454	901,337	(49,883)	-5.5%
Advance payments by borrowers for taxes	16,555	16,746	(191)	-1.1%
Other liabilities	38,329	45,544	(7,215)	-15.8%
Total liabilities	7,014,616	6,825,883	188,733	2.8%

Stockholders' Equity
Common stock	680	687	(7)	-1.0%
Paid-in capital	520,245	528,396	(8,151)	-1.5%
Retained earnings	454,710	445,451	9,259	2.1%
Unearned ESOP shares	(24,321)	(24,807)	486	2.0%
Accumulated other comprehensive loss	(76,340)	(55,727)	(20,613)	-37.0%
Total stockholders' equity	874,974	894,000	(19,026)	-2.1%
Total liabilities and stockholders' equity	$7,889,590	$7,719,883	$169,707	2.2%

Consolidated capital ratios
Equity to assets	11.09%	11.58%	-0.49%
Tangible equity to tangible assets (1)	8.61%	9.06%	-0.45%

Share data
Outstanding shares	67,938	68,666	(728)	-1.1%
Book value per share	$12.88	$13.02	$(0.14)	-1.1%
Tangible book value per share (2)	$9.73	$9.90	$(0.17)	-1.7%
_________________________
(1)Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

(Dollars and Shares in Thousands, Except Per Share Data)	Three Months Ended		Variance or Change	Variance or Change Pct.
	September 30, 2022	June 30, 2022
Interest income
Loans	$52,935	$48,869	$4,066	8.3%
Taxable investment securities	10,439	8,915	1,524	17.1%
Tax-exempt investment securities	285	297	(12)	-4.0%
Other interest-earning assets	761	472	289	61.2%
Total interest income	64,420	58,553	5,867	10.0%

Interest expense
Deposits	10,869	3,915	6,954	177.6%
Borrowings	5,020	4,039	981	24.3%
Total interest expense	15,889	7,954	7,935	99.8%
Net interest income	48,531	50,599	(2,068)	-4.1%
Provision for credit losses	670	4,222	(3,552)	-84.1%
Net interest income after provision for credit losses	47,861	46,377	1,484	3.2%

Non-interest income
Fees and service charges	763	658	105	16.0%
Loss on sale and call of securities	—	(563)	563	100.0%
Gain on sale of loans	395	187	208	111.2%
Loss on sale of other real estate owned	—	(9)	9	100.0%
Income from bank owned life insurance	3,698	1,533	2,165	141.2%
Electronic banking fees and charges	506	366	140	38.3%
Other income	555	638	(83)	-13.0%
Total non-interest income	5,917	2,810	3,107	110.6%

Non-interest expense
Salaries and employee benefits	20,348	20,367	(19)	-0.1%
Net occupancy expense of premises	3,090	3,188	(98)	-3.1%
Equipment and systems	3,662	4,516	(854)	-18.9%
Advertising and marketing	747	703	44	6.3%
Federal deposit insurance premium	906	762	144	18.9%
Directors' compensation	340	340	—	—%
Other expense	2,895	3,736	(841)	-22.5%
Total non-interest expense	31,988	33,612	(1,624)	-4.8%
Income before income taxes	21,790	15,575	6,215	39.9%
Income taxes	5,255	4,205	1,050	25.0%
Net income	$16,535	$11,370	$5,165	45.4%

Net income per common share (EPS)
Basic	$0.25	$0.17	$0.08
Diluted	$0.25	$0.17	$0.08

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$—
Cash dividends declared	$7,276	$7,441	$(165)
Dividend payout ratio	44.0%	65.4%	(21.4)%

Weighted average number of common shares outstanding
Basic	65,737	67,240	(1,503)
Diluted	65,756	67,276	(1,520)

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

(Dollars in Thousands)	Three Months Ended		Variance or Change	Variance or Change Pct.
	September 30, 2022	June 30, 2022
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$5,553,996	$5,181,983	$372,013	7.2%
Taxable investment securities	1,516,974	1,608,372	(91,398)	-5.7%
Tax-exempt investment securities	48,973	51,672	(2,699)	-5.2%
Other interest-earning assets	88,038	87,990	48	0.1%
Total interest-earning assets	7,207,981	6,930,017	277,964	4.0%
Non-interest-earning assets	570,225	564,734	5,491	1.0%
Total assets	$7,778,206	$7,494,751	$283,455	3.8%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,354,340	$2,155,946	$198,394	9.2%
Savings	1,019,343	1,077,631	(58,288)	-5.4%
Certificates of deposit	2,014,922	1,701,725	313,197	18.4%
Total interest-bearing deposits	5,388,605	4,935,302	453,303	9.2%
Borrowings:
Federal Home Loan Bank advances	642,399	752,579	(110,180)	-14.6%
Other borrowings	127,456	185,901	(58,445)	-31.4%
Total borrowings	769,855	938,480	(168,625)	-18.0%
Total interest-bearing liabilities	6,158,460	5,873,782	284,678	4.8%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	667,624	640,200	27,424	4.3%
Other non-interest-bearing liabilities	56,431	56,636	(205)	-0.4%
Total non-interest-bearing liabilities	724,055	696,836	27,219	3.9%
Total liabilities	6,882,515	6,570,618	311,897	4.7%
Stockholders' equity	895,691	924,133	(28,442)	-3.1%
Total liabilities and stockholders' equity	$7,778,206	$7,494,751	$283,455	3.8%

Average interest-earning assets to average interest-bearing liabilities	117.04%	117.98%	-0.94%	-0.8%

Kearny Financial Corp.
Performance Ratio Highlights
(Unaudited)

	Three Months Ended		Variance or Change
	September 30, 2022	June 30, 2022
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.81%	3.77%	0.04%
Taxable investment securities	2.75%	2.22%	0.53%
Tax-exempt investment securities (1)	2.33%	2.30%	0.03%
Other interest-earning assets	3.46%	2.15%	1.31%
Total interest-earning assets	3.57%	3.38%	0.19%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.92%	0.31%	0.61%
Savings	0.23%	0.11%	0.12%
Certificates of deposit	0.97%	0.46%	0.51%
Total interest-bearing deposits	0.81%	0.32%	0.49%
Borrowings:
Federal Home Loan Bank advances	2.68%	1.96%	0.72%
Other borrowings	2.26%	0.77%	1.49%
Total borrowings	2.61%	1.72%	0.89%
Total interest-bearing liabilities	1.03%	0.54%	0.49%

Interest rate spread (2)	2.54%	2.84%	-0.30%
Net interest margin (3)	2.69%	2.92%	-0.23%

Non-interest income to average assets (annualized)	0.30%	0.15%	0.15%
Non-interest expense to average assets (annualized)	1.65%	1.79%	-0.14%

Efficiency ratio (4)	58.75%	62.93%	-4.18%

Return on average assets (annualized)	0.85%	0.61%	0.24%
Return on average equity (annualized)	7.38%	4.92%	2.46%
Return on average tangible equity (annualized) (5)	9.70%	6.40%	3.30%
_________________________
(1)The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)Net interest income divided by average interest-earning assets.
(4)Non-interest expense divided by the sum of net interest income and non-interest income.
(5)Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Five-Quarter Financial Trend Analysis
Kearny Financial Corp.
Consolidated Balance Sheets

(Dollars and Shares in Thousands, Except Per Share Data)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$96,076	$101,615	$62,379	$60,452	$54,070
Securities available for sale	1,263,176	1,344,093	1,526,086	1,591,066	1,651,156
Securities held to maturity	115,943	118,291	121,853	53,142	37,497
Loans held-for-sale	12,936	28,874	2,822	12,549	12,884
Loans receivable	5,656,370	5,417,845	5,003,201	4,826,404	4,789,339
Less: allowance for credit losses on loans	(47,613)	(47,058)	(43,860)	(48,216)	(51,785)
Net loans receivable	5,608,757	5,370,787	4,959,341	4,778,188	4,737,554
Premises and equipment	52,642	53,281	53,727	54,067	55,236
Federal Home Loan Bank stock	44,957	47,144	30,997	36,622	36,615
Accrued interest receivable	23,817	20,466	19,517	18,495	19,541
Goodwill	210,895	210,895	210,895	210,895	210,895
Core deposit intangible	2,876	3,020	3,166	3,344	3,524
Bank owned life insurance	289,690	289,177	287,644	286,433	284,871
Deferred income taxes, net	54,278	49,350	34,349	25,709	27,771
Other real estate owned	178	178	401	658	178
Other assets	113,369	82,712	76,714	54,603	51,896
Total assets	$7,889,590	$7,719,883	$7,389,891	$7,186,223	$7,183,688

Liabilities
Deposits:
Non-interest-bearing	$683,406	$653,899	$621,954	$604,805	$631,344
Interest-bearing	5,424,872	5,208,357	4,906,708	4,849,220	4,763,795
Total deposits	6,108,278	5,862,256	5,528,662	5,454,025	5,395,139
Borrowings	851,454	901,337	851,220	686,105	720,990
Advance payments by borrowers for taxes	16,555	16,746	16,979	16,772	16,222
Other liabilities	38,329	45,544	37,861	33,851	36,914
Total liabilities	7,014,616	6,825,883	6,434,722	6,190,753	6,169,265

Stockholders' Equity
Common stock	680	687	714	735	758
Paid-in capital	520,245	528,396	561,176	587,392	616,894
Retained earnings	454,710	445,451	441,522	431,549	420,701
Unearned ESOP shares	(24,321)	(24,807)	(25,294)	(25,780)	(26,266)
Accumulated other comprehensive (loss) income	(76,340)	(55,727)	(22,949)	1,574	2,336
Total stockholders' equity	874,974	894,000	955,169	995,470	1,014,423
Total liabilities and stockholders' equity	$7,889,590	$7,719,883	$7,389,891	$7,186,223	$7,183,688

Consolidated capital ratios
Equity to assets	11.09%	11.58%	12.93%	13.85%	14.12%
Tangible equity to tangible assets (1)	8.61%	9.06%	10.33%	11.21%	11.48%

Share data
Outstanding shares	67,938	68,666	71,424	73,453	75,800
Book value per share	$12.88	$13.02	$13.37	$13.55	$13.38
Tangible book value per share (2)	$9.73	$9.90	$10.38	$10.64	$10.55
_________________________
(1)Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Supplemental Balance Sheet Highlights
(Unaudited)

(Dollars in Thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Loan portfolio composition:
Commercial loans:
Multi-family mortgage	$2,570,297	$2,409,090	$2,076,003	$2,007,431	$1,978,681
Nonresidential mortgage	1,040,688	1,019,838	1,085,988	1,026,447	1,023,391
Commercial business	186,361	176,807	169,551	180,429	169,392
Construction	166,052	140,131	121,137	110,703	112,226
Total commercial loans	3,963,398	3,745,866	3,452,679	3,325,010	3,283,690
One- to four-family residential mortgage	1,666,730	1,645,816	1,527,980	1,477,267	1,483,106
Consumer loans:
Home equity loans	43,269	42,028	41,501	43,934	44,912
Other consumer	2,869	2,866	2,755	3,040	3,020
Total consumer loans	46,138	44,894	44,256	46,974	47,932
Total loans, excluding yield adjustments	5,676,266	5,436,576	5,024,915	4,849,251	4,814,728
Unaccreted yield adjustments	(19,896)	(18,731)	(21,714)	(22,847)	(25,389)
Loans receivable, net of yield adjustments	5,656,370	5,417,845	5,003,201	4,826,404	4,789,339
Less: allowance for credit losses on loans	(47,613)	(47,058)	(43,860)	(48,216)	(51,785)
Net loans receivable	$5,608,757	$5,370,787	$4,959,341	$4,778,188	$4,737,554

Asset quality:
Nonperforming assets:
Accruing loans - 90 days and over past due	$—	$—	$—	$—	$—
Nonaccrual loans	68,574	70,321	80,595	72,138	72,945
Total nonperforming loans	68,574	70,321	80,595	72,138	72,945
Nonaccrual loans held-for-sale	8,650	21,745	—	—	—
Other real estate owned	178	178	401	658	178
Total nonperforming assets	$77,402	$92,244	$80,996	$72,796	$73,123

Nonperforming loans (% total loans)	1.21%	1.30%	1.61%	1.49%	1.52%
Nonperforming assets (% total assets)	0.98%	1.19%	1.10%	1.01%	1.02%

Classified loans	$92,610	$94,555	$163,621	$162,174	$170,449

Allowance for credit losses on loans (ACL):
ACL to total loans	0.84%	0.87%	0.87%	0.99%	1.08%
ACL to nonperforming loans	69.43%	66.92%	54.42%	66.84%	70.99%
Net charge-offs	$115	$1,024	$436	$1,149	$980
Average net charge-off rate (annualized)	0.01%	0.08%	0.04%	0.10%	0.08%

Funding composition:
Deposits:
Non-interest-bearing deposits	$683,406	$653,899	$621,954	$604,805	$631,344
Interest-bearing demand	2,382,411	2,265,597	2,154,488	2,106,693	1,937,661
Savings	982,916	1,053,198	1,088,974	1,087,740	1,089,699
Certificates of deposit (retail)	1,263,124	1,116,035	1,122,228	1,184,530	1,264,016
Certificates of deposit (brokered and listing service)	796,421	773,527	541,018	470,257	472,419
Interest-bearing deposits	5,424,872	5,208,357	4,906,708	4,849,220	4,763,795
Total deposits	6,108,278	5,862,256	5,528,662	5,454,025	5,395,139

Borrowings:
Federal Home Loan Bank advances	796,454	651,337	541,220	666,105	665,990
Overnight borrowings	55,000	250,000	310,000	20,000	55,000
Total borrowings	851,454	901,337	851,220	686,105	720,990

Total funding	$6,959,732	$6,763,593	$6,379,882	$6,140,130	$6,116,129

Loans as a % of deposits	92.0%	92.1%	89.8%	87.8%	88.1%
Deposits as a % of total funding	87.8%	86.7%	86.7%	88.8%	88.2%
Borrowings as a % of total funding	12.2%	13.3%	13.3%	11.2%	11.8%

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Interest income
Loans	$52,935	$48,869	$45,846	$47,575	$48,230
Taxable investment securities	10,439	8,915	8,024	7,595	8,212
Tax-exempt investment securities	285	297	316	327	333
Other interest-earning assets	761	472	415	415	431
Total interest income	64,420	58,553	54,601	55,912	57,206

Interest expense
Deposits	10,869	3,915	3,565	3,663	4,065
Borrowings	5,020	4,039	3,309	3,562	3,551
Total interest expense	15,889	7,954	6,874	7,225	7,616
Net interest income	48,531	50,599	47,727	48,687	49,590
Provision for (reversal of) credit losses	670	4,222	(3,920)	(2,420)	(5,400)
Net interest income after provision for (reversal of) credit losses	47,861	46,377	51,647	51,107	54,990

Non-interest income
Fees and service charges	763	658	617	698	607
(Loss) gain on sale and call of securities	—	(563)	3	—	1
Gain on sale of loans	395	187	376	970	1,006
(Loss) gain on sale of other real estate owned	—	(9)	14	—	—
Income from bank owned life insurance	3,698	1,533	1,511	1,562	1,561
Electronic banking fees and charges	506	366	432	421	407
Other income	555	638	238	482	218
Total non-interest income	5,917	2,810	3,191	4,133	3,800

Non-interest expense
Salaries and employee benefits	20,348	20,367	19,184	18,096	18,617
Net occupancy expense of premises	3,090	3,188	3,223	3,156	4,547
Equipment and systems	3,662	4,516	3,822	3,723	3,825
Advertising and marketing	747	703	516	448	392
Federal deposit insurance premium	906	762	480	721	492
Directors' compensation	340	340	340	649	803
Other expense	2,895	3,736	3,058	2,877	3,127
Total non-interest expense	31,988	33,612	30,623	29,670	31,803
Income before income taxes	21,790	15,575	24,215	25,570	26,987
Income taxes	5,255	4,205	6,522	6,801	7,272
Net income	$16,535	$11,370	$17,693	$18,769	$19,715

Net income per common share (EPS)
Basic	$0.25	$0.17	$0.25	$0.26	$0.26
Diluted	$0.25	$0.17	$0.25	$0.26	$0.26

Dividends declared
Cash dividends declared per common share	$0.11	$0.11	$0.11	$0.11	$0.10
Cash dividends declared	$7,276	$7,441	$7,720	$7,921	$7,381
Dividend payout ratio	44.0%	65.4%	43.6%	42.2%	37.4%

Weighted average number of common shares outstanding
Basic	65,737	67,240	69,790	72,011	74,537
Diluted	65,756	67,276	69,817	72,037	74,556

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

	Three Months Ended
(Dollars in Thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Assets
Interest-earning assets:
Loans receivable, including loans held-for-sale	$5,553,996	$5,181,983	$4,850,236	$4,822,959	$4,835,676
Taxable investment securities	1,516,974	1,608,372	1,620,996	1,610,395	1,649,953
Tax-exempt investment securities	48,973	51,672	55,390	57,686	59,115
Other interest-earning assets	88,038	87,990	79,644	77,811	85,749
Total interest-earning assets	7,207,981	6,930,017	6,606,266	6,568,851	6,630,493
Non-interest-earning assets	570,225	564,734	601,684	611,390	616,735
Total assets	$7,778,206	$7,494,751	$7,207,950	$7,180,241	$7,247,228

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,354,340	$2,155,946	$2,133,977	$2,027,021	$1,954,271
Savings	1,019,343	1,077,631	1,088,351	1,086,903	1,102,865
Certificates of deposit	2,014,922	1,701,725	1,650,048	1,693,423	1,798,473
Total interest-bearing deposits	5,388,605	4,935,302	4,872,376	4,807,347	4,855,609
Borrowings:
Federal Home Loan Bank advances	642,399	752,579	632,811	666,029	665,915
Other borrowings	127,456	185,901	51,667	26,033	28,532
Total borrowings	769,855	938,480	684,478	692,062	694,447
Total interest-bearing liabilities	6,158,460	5,873,782	5,556,854	5,499,409	5,550,056
Non-interest-bearing liabilities:
Non-interest-bearing deposits	667,624	640,200	624,152	624,200	610,271
Other non-interest-bearing liabilities	56,431	56,636	49,455	50,870	56,893
Total non-interest-bearing liabilities	724,055	696,836	673,607	675,070	667,164
Total liabilities	6,882,515	6,570,618	6,230,461	6,174,479	6,217,220
Stockholders' equity	895,691	924,133	977,489	1,005,762	1,030,008
Total liabilities and stockholders' equity	$7,778,206	$7,494,751	$7,207,950	$7,180,241	$7,247,228

Average interest-earning assets to average interest-bearing liabilities	117.04%	117.98%	118.89%	119.45%	119.47%

Kearny Financial Corp.
Performance Ratio Highlights

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Average yield on interest-earning assets:
Loans receivable, including loans held-for-sale	3.81%	3.77%	3.78%	3.95%	3.99%
Taxable investment securities	2.75%	2.22%	1.98%	1.89%	1.99%
Tax-exempt investment securities (1)	2.33%	2.30%	2.28%	2.26%	2.25%
Other interest-earning assets	3.46%	2.15%	2.08%	2.13%	2.01%
Total interest-earning assets	3.57%	3.38%	3.31%	3.40%	3.45%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.92%	0.31%	0.22%	0.22%	0.23%
Savings	0.23%	0.11%	0.10%	0.11%	0.12%
Certificates of deposit	0.97%	0.46%	0.52%	0.53%	0.57%
Total interest-bearing deposits	0.81%	0.32%	0.29%	0.30%	0.33%
Borrowings:
Federal Home Loan Bank advances	2.68%	1.96%	2.08%	2.14%	2.13%
Other borrowings	2.26%	0.77%	0.17%	0.09%	0.10%
Total borrowings	2.61%	1.72%	1.93%	2.06%	2.05%
Total interest-bearing liabilities	1.03%	0.54%	0.49%	0.53%	0.55%

Interest rate spread (2)	2.54%	2.84%	2.82%	2.87%	2.90%
Net interest margin (3)	2.69%	2.92%	2.89%	2.96%	2.99%

Non-interest income to average assets (annualized)	0.30%	0.15%	0.18%	0.23%	0.21%
Non-interest expense to average assets (annualized)	1.65%	1.79%	1.70%	1.65%	1.76%

Efficiency ratio (4)	58.75%	62.93%	60.14%	56.17%	59.57%

Return on average assets (annualized)	0.85%	0.61%	0.98%	1.05%	1.09%
Return on average equity (annualized)	7.38%	4.92%	7.24%	7.46%	7.66%
Return on average tangible equity (annualized) (5)	9.70%	6.40%	9.27%	9.49%	9.67%
_________________________
(1)The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)Net interest income divided by average interest-earning assets.
(4)Non-interest expense divided by the sum of net interest income and non-interest income.
(5)Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

The following tables provide a reconciliation of certain financial measures calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) (as reported) and non-GAAP measures. These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.
Kearny Financial Corp.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Adjusted net income:
Net income (GAAP)	$16,535	$11,370	$17,693	$18,769	$19,715
Non-recurring transactions - net of tax:
Early contract termination	—	568	—	—	—
Branch consolidation expenses and impairment charges	—	—	—	132	1,209
Net effect of sale and call of securities	—	400	(2)	—	(1)
Net effect of sale of other assets	—	—	—	(251)	—
Adjusted net income	$16,535	$12,338	$17,691	$18,650	$20,923

Calculation of pre-tax, pre-provision net revenue:
Net income (GAAP)	$16,535	$11,370	$17,693	$18,769	$19,715
Adjustments to net income (GAAP):
Provision for income taxes	5,255	4,205	6,522	6,801	7,272
Provision for (reversal of) credit losses	670	4,222	(3,920)	(2,420)	(5,400)
Pre-tax, pre-provision net revenue (non-GAAP)	$22,460	$19,797	$20,295	$23,150	$21,587

Adjusted earnings per share:
Weighted average common shares - basic	65,737	67,240	69,790	72,011	74,537
Weighted average common shares - diluted	65,756	67,276	69,817	72,037	74,556

Earnings per share - basic (GAAP)	$0.25	$0.17	$0.25	$0.26	$0.26
Earnings per share - diluted (GAAP)	$0.25	$0.17	$0.25	$0.26	$0.26

Adjusted earnings per share - basic (non-GAAP)	$0.25	$0.18	$0.25	$0.26	$0.28
Adjusted earnings per share - diluted (non-GAAP)	$0.25	$0.18	$0.25	$0.26	$0.28

Pre-tax, pre-provision net revenue per share:
Pre-tax, pre-provision net revenue per share - basic (non-GAAP)	$0.34	$0.29	$0.29	$0.32	$0.29
Pre-tax, pre-provision net revenue per share - diluted (non-GAAP)	$0.34	$0.29	$0.29	$0.32	$0.29

Adjusted return on average assets:
Total average assets	$7,778,206	$7,494,751	$7,207,950	$7,180,241	$7,247,228

Return on average assets (GAAP)	0.85%	0.61%	0.98%	1.05%	1.09%
Adjusted return on average assets (non-GAAP)	0.85%	0.66%	0.98%	1.04%	1.15%

Adjusted return on average equity:
Total average equity	$895,691	$924,133	$977,489	$1,005,762	$1,030,008

Return on average equity (GAAP)	7.38%	4.92%	7.24%	7.46%	7.66%
Adjusted return on average equity (non-GAAP)	7.38%	5.34%	7.24%	7.42%	8.13%

Kearny Financial Corp.
Reconciliation of GAAP to Non-GAAP
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Adjusted return on average tangible equity:
Total average equity	$895,691	$924,133	$977,489	$1,005,762	$1,030,008
Less: average goodwill	(210,895)	(210,895)	(210,895)	(210,895)	(210,895)
Less: average other intangible assets	(2,971)	(3,116)	(3,282)	(3,462)	(3,641)
Total average tangible equity	$681,825	$710,122	$763,312	$791,405	$815,472

Return on average tangible equity (non-GAAP)	9.70%	6.40%	9.27%	9.49%	9.67%
Adjusted return on average tangible equity (non-GAAP)	9.70%	6.95%	9.27%	9.43%	10.26%

Adjusted non-interest expense ratio:
Non-interest expense (GAAP)	$31,988	$33,612	$30,623	$29,670	$31,803
Non-recurring transactions:
Early contract termination	—	(800)	—	—	—
Branch consolidation expenses and impairment charges	—	—	—	(187)	(1,711)
Non-interest expense (non-GAAP)	$31,988	$32,812	$30,623	$29,483	$30,092

Non-interest expense ratio (GAAP)	1.65%	1.79%	1.70%	1.65%	1.76%
Adjusted non-interest expense ratio (non-GAAP)	1.65%	1.75%	1.70%	1.64%	1.66%

Adjusted efficiency ratio:
Non-interest expense (non-GAAP)	$31,988	$32,812	$30,623	$29,483	$30,092

Net interest income (GAAP)	$48,531	$50,599	$47,727	$48,687	$49,590
Total non-interest income (GAAP)	5,917	2,810	3,191	4,133	3,800
Non-recurring transactions:
Net effect of sale and call of securities	—	563	(3)	—	(1)
Net effect of sale of other assets	—	—	—	(356)	—
Total revenue (non-GAAP)	$54,448	$53,972	$50,915	$52,464	$53,389

Efficiency ratio (GAAP)	58.75%	62.93%	60.14%	56.17%	59.57%
Adjusted efficiency ratio (non-GAAP)	58.75%	60.79%	60.15%	56.20%	56.36%